CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 2-09455 and 811-00523) of our report dated February 27, 2014 on the financial statements and financial highlights of The Dreyfus Fund Incorporated included in its annual report for the fiscal year ended December 31, 2013.

                                                                                                ERNST & YOUNG LLP

New York, New York

April 24, 2014